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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY

MACERICH ANNOUNCES ADJUSTED FUNDS FROM
OPERATIONS PER SHARE INCREASES 11% FOR 2013

        Santa Monica, CA (2/4/2014)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended December 31, 2013 which included adjusted funds from operations ("AFFO") diluted of $140.6 million or $.94 per share-diluted compared to $132.6 million or $.90 per share-diluted for the quarter ended December 31, 2012. Net income attributable to the Company was $144.9 million or $1.03 per share-diluted for the quarter ended December 31, 2013 compared to net income attributable to the Company for the quarter ended December 31, 2012 of $174.3 million or $1.27 per share-diluted. AFFO diluted for the year ended December 31, 2013 was $527.6 million or $3.53 per share-diluted compared to $460.9 million or $3.18 per share-diluted for the year ended December 31, 2012. Net income attributable to the Company was $420.1 million or $3.00 per share-diluted for the year ended December 31, 2013 compared to net income attributable to the Company for the year ended December 31, 2012 of $337.4 million or $2.51 per share-diluted. A description and reconciliation of funds from operations ("FFO") per share-diluted and AFFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall portfolio tenant annual sales per square foot were $562 for 2013 compared to $517 for 2012.

  •
  The releasing spreads for the year were up 17.2%.

  •
  Mall portfolio occupancy was 94.6% at December 31, 2013 compared to 93.8% at December 31, 2012.

  •
  AFFO per share-diluted for the year was $3.53, up 11% compared to the year ended December 31, 2012.

  •
  The Company recently sold four non-core malls with its pro rata share of the gross sales proceeds totaling $332 million.

        Commenting on the quarter and recent activity, Arthur Coppola chairman and chief executive officer of Macerich stated, "It was another strong quarter and year for us. Our fundamentals were very good as evidenced by an occupancy level over 94%, solid releasing spreads and strong year over year same center net operating income growth. In addition, we continued to execute our strategy of refining and improving the quality of our portfolio with the sale of four additional non-core assets."

Disposition Activity:

        The Company continued the refinement of its portfolio with the sale of four non-core assets. Ridgmar Mall in Fort Worth, Texas was sold on October 8, 2013. On December 11, 2013, Chesterfield Towne Center in Richmond, Virginia and Salisbury Centre in Salisbury, Maryland were sold. Rotterdam Square in Schenectady, New York was sold on January 15, 2014. The average annual sales per-square-foot for these malls was $317. The Company's pro rata share of the total gross sales proceeds from the sale of these assets was $332 million. The Company's pro rata share of proceeds from non-core assets sold since the beginning of 2013 totals $864 million. The FFO per share dilution in 2013 from the 2013 asset sales was $.12.

2014 Earnings Guidance:

        Management is providing fully diluted EPS and FFO per share guidance for 2014.

        A reconciliation of estimated EPS to FFO per share-diluted follows:

	2014 range
Fully diluted EPS	$.98	-	$1.08
Plus: real estate depreciation and amortization	2.62	-	2.62
Less: gain on sale of dispositions	(.10)	-	(.10)

Fully diluted FFO per share	$3.50	-	$3.60

        This guidance assumes asset sales in the range of $225 million to $275 million during the first half of 2014. The 2014 guidance includes FFO per share dilution of $.08 from those asset sales plus $.16 of dilution from the assets sold in 2013. The above guidance range reflects same center EBITDA growth of 3.75% to 4.25% for 2014. There have been no acquisitions factored into the guidance and there has not been any gain or loss on early extinguishment of debt included in the guidance estimate.

        Macerich, an S&P 500 company, currently celebrating 20 years of trading on the NYSE, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

        Macerich currently owns 56 million square feet of real estate consisting primarily of interests in 54 regional shopping centers. Macerich specializes in successful retail properties in many of the country's most attractive, densely populated markets with significant presence in California, Arizona, Chicago and the Greater New York Metro area. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins Wednesday, February 5, 2014 at 10:30 Pacific Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2012, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The

Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended December 31,		For the Three Months Ended December 31,		For the Three Months Ended December 31,
	Unaudited		Unaudited		Unaudited
	2013	2012	2013	2012	2013	2012
Minimum rents	$159,967	$140,157	$(4,349)	$(13,139)	$155,618	$127,018
Percentage rents	13,107	12,451	(561)	(1,357)	12,546	11,094
Tenant recoveries	92,138	75,518	(2,223)	(6,507)	89,915	69,011
Management Companies' revenues	9,001	10,505	—	—	9,001	10,505
Other income	15,249	12,534	(192)	(955)	15,057	11,579

Total revenues	289,462	251,165	(7,325)	(21,958)	282,137	229,207

Shopping center and operating expenses	91,643	82,275	(2,482)	(7,519)	89,161	74,756
Management Companies' operating expenses	24,459	18,657	—	—	24,459	18,657
REIT general and administrative expenses	9,099	5,187	—	—	9,099	5,187
Depreciation and amortization	95,061	85,004	(1,929)	(6,414)	93,132	78,590
Interest expense	49,941	48,335	(2,353)	(4,081)	47,588	44,254
Loss on extinguishment of debt, net	655	32	(149)	(32)	506	—

Total expenses	270,858	239,490	(6,913)	(18,046)	263,945	221,444
Equity in income of unconsolidated joint ventures	22,103	10,657	—	—	22,103	10,657
Co-venture expense(b)	(2,633)	(2,061)	—	—	(2,633)	(2,061)
Income tax (expense) benefit	(572)	1,999	—	—	(572)	1,999
Gain (loss) on remeasurement, sale or write down of assets, net	113,287	164,025	(152,418)	24,626	(39,131)	188,651

Income (loss) from continuing operations	150,789	186,295	(152,830)	20,714	(2,041)	207,009

Discontinued operations:
Gain (loss) on sale, disposition or write down of assets, net	—	—	152,269	(24,658)	152,269	(24,658)
Income from discontinued operations	—	—	561	3,944	561	3,944

Total income (loss) from discontinued operations	—	—	152,830	(20,714)	152,830	(20,714)

Net income	150,789	186,295	—	—	150,789	186,295
Less net income attributable to noncontrolling interests	5,911	12,048	—	—	5,911	12,048

Net income attributable to the Company	$144,878	$174,247	$0	$0	$144,878	$174,247

Average number of shares outstanding—basic	140,724	136,975			140,724	136,975

Average shares outstanding, assuming full conversion of OP Units(c)	150,348	147,254			150,348	147,254

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	150,375	147,254			150,375	147,254

Per share income—diluted before discontinued operations	—	—			$0.01	$1.41

Net income per share—basic	$1.03	$1.27			$1.03	$1.27

Net income per share—diluted	$1.03	$1.27			$1.03	$1.27

Dividend declared per share	$0.62	$0.58			$0.62	$0.58

FFO—basic(c)(d)	$140,624	$132,577			$140,624	$132,577

FFO—diluted(c)(d)	$140,624	$132,577			$140,624	$132,577

FFO per share—basic(c)(d)	$0.94	$0.90			$0.94	$0.90

FFO per share—diluted(c)(d)	$0.94	$0.90			$0.94	$0.90

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$0.94	$0.90			$0.94	$0.90

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Twelve Months Ended December 31,		For the Twelve Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited		Unaudited
	2013	2012	2013	2012	2013	2012
Minimum rents	$611,888	$503,130	$(33,775)	$(55,809)	$578,113	$447,321
Percentage rents	24,594	24,731	(1,438)	(3,343)	23,156	21,388
Tenant recoveries	355,625	276,827	(17,853)	(29,234)	337,772	247,593
Management Companies' revenues	40,192	41,235	—	—	40,192	41,235
Other income	51,928	46,000	(1,686)	(6,020)	50,242	39,980

Total revenues	1,084,227	891,923	(54,752)	(94,406)	1,029,475	797,517

Shopping center and operating expenses	349,225	285,589	(19,430)	(33,666)	329,795	251,923
Management Companies' operating expenses	93,461	85,610	—	—	93,461	85,610
REIT general and administrative expenses	27,772	20,412	—	—	27,772	20,412
Depreciation and amortization	374,425	307,193	(17,260)	(29,572)	357,165	277,621
Interest expense	211,787	183,148	(14,540)	(18,756)	197,247	164,392
Gain on extinguishment of debt, net	(2,684)	(119,926)	1,252	119,926	(1,432)	—

Total expenses	1,053,986	762,026	(49,978)	37,932	1,004,008	799,958
Equity in income of unconsolidated joint ventures	167,580	79,281	—	—	167,580	79,281
Co-venture expense(b)	(8,864)	(6,523)	—	—	(8,864)	(6,523)
Income tax benefit	1,692	4,159	—	—	1,692	4,159
Gain (loss) on remeasurement, sale or write down of assets, net	258,310	159,575	(285,162)	69,115	(26,852)	228,690

Income from continuing operations	448,959	366,389	(289,936)	(63,223)	159,023	303,166

Discontinued operations:
Gain on sale, disposition or write down of assets, net	—	—	286,414	50,811	286,414	50,811
Income from discontinued operations	—	—	3,522	12,412	3,522	12,412

Total income from discontinued operations	—	—	289,936	63,223	289,936	63,223

Net income	448,959	366,389	—	—	448,959	366,389
Less net income attributable to noncontrolling interests	28,869	28,963	—	—	28,869	28,963

Net income attributable to the Company	$420,090	$337,426	$0	$0	$420,090	$337,426

Average number of shares outstanding—basic	139,598	134,067			139,598	134,067

Average shares outstanding, assuming full conversion of OP Units(c)	149,444	144,937			149,444	144,937

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	149,526	144,937			149,526	144,937

Per share income—diluted before discontinued operations	—	—			$1.06	$2.07

Net income per share—basic	$3.01	$2.51			$3.01	$2.51

Net income per share—diluted	$3.00	$2.51			$3.00	$2.51

Dividend declared per share	$2.36	$2.23			$2.36	$2.23

FFO—basic(c)(d)	$527,574	$577,862			$527,574	$577,862

FFO—diluted(c)(d)	$527,574	$577,862			$527,574	$577,862

FFO per share—basic(c)(d)	$3.53	$3.99			$3.53	$3.99

FFO per share—diluted(c)(d)	$3.53	$3.99			$3.53	$3.99

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$3.53	$3.18			$3.53	$3.18

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The Company has classified the results of operations on dispositions as discontinued operations for the three and twelve months ended December 31, 2013 and 2012.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

Adjusted FFO ("AFFO") excludes the FFO impact of Shoppingtown Mall and Valley View Center for the three and twelve months ended December 31, 2012. In December 2011, the Company conveyed Shoppingtown Mall to the lender by a deed-in-lieu of foreclosure. In July 2010, a court-appointed receiver assumed operational control of Valley View Center and responsibility for managing all aspects of the property. Valley View Center was sold by the receiver on April 23, 2012, and the related non-recourse mortgage loan obligation was fully extinguished on that date. On May 31, 2012, the Company conveyed Prescott Gateway to the lender by a deed-in-lieu of foreclosure and the debt was forgiven resulting in a gain on extinguishment of debt of $16.3 million. AFFO also excludes the gain on extinguishment of debt on Prescott Gateway for the twelve months ended December 31, 2012.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that AFFO and AFFO on a diluted basis provide useful supplemental information regarding the Company's performance as they show a more meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's results without taking into account non-cash credits and charges on properties controlled by either a receiver or loan servicer. FFO and AFFO on a diluted basis are measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO and AFFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and are not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO and AFFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to FFO and AFFO(d):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2013	2012	2013	2012
Net income attributable to the Company	$144,878	$174,247	$420,090	$337,426
Adjustments to reconcile net income attributable to the Company to FFO—basic and diluted:
Noncontrolling interests in OP	10,033	13,784	29,637	27,359
Gain on remeasurement, sale or write down of consolidated assets, net	(113,287)	(164,025)	(258,310)	(159,575)
plus gain (loss) on undepreciated asset sales—consolidated assets	308	(390)	2,546	(390)
plus non-controlling interests share of (loss) gain on remeasurement, sale or write down of consolidated joint ventures, net	(5,245)	(1,636)	(2,082)	1,899
(Gain) loss on remeasurement, sale or write down of assets from unconsolidated entities (pro rata), net	(3,295)	9,273	(94,372)	(2,019)
plus gain on undepreciated asset sales—unconsolidated entities (pro rata)	169	1,163	602	1,163
Depreciation and amortization on consolidated assets	95,061	85,004	374,425	307,193
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(5,514)	(4,609)	(19,928)	(18,561)
Depreciation and amortization on joint ventures (pro rata)	20,396	22,991	86,866	96,228
Less: depreciation on personal property	(2,880)	(3,225)	(11,900)	(12,861)

Total FFO—basic and diluted	$140,624	$132,577	$527,574	$577,862

Additional adjustments to arrive at AFFO—diluted(d):
Shoppingtown Mall	—	25	—	422
Valley View Center	—	11	—	(101,105)
Prescott Gateway	—	—	—	(16,296)

Total AFFO—diluted	$140,624	$132,613	$527,574	$460,883

Reconciliation of EPS to FFO and AFFO per diluted share(d):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2013	2012	2013	2012
Earnings per share—diluted	$1.03	$1.27	$3.00	$2.51
Per share impact of depreciation and amortization of real estate	0.72	0.68	2.88	2.57
Per share impact of gain on remeasurement, sale or write down of assets	(0.81)	(1.05)	(2.35)	(1.09)

FFO per share—diluted	$0.94	$0.90	$3.53	$3.99

Per share impact—Shoppingtown Mall, Valley View Center and Prescott Gateway	0.00	0.00	0.00	(0.81)

AFFO per share—diluted	$0.94	$0.90	$3.53	$3.18

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to EBITDA:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2013	2012	2013	2012
Net income attributable to the Company	$144,878	$174,247	$420,090	$337,426
Interest expense—consolidated assets	49,941	48,335	211,787	183,148
Interest expense—unconsolidated entities (pro rata)	17,330	21,419	69,224	97,978
Depreciation and amortization—consolidated assets	95,061	85,004	374,425	307,193
Depreciation and amortization—unconsolidated entities (pro rata)	20,396	22,991	86,866	96,228
Noncontrolling interests in OP	10,033	13,784	29,637	27,359
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(8,387)	(7,408)	(31,397)	(30,019)
Loss (gain) on extinguishment of debt—consolidated entities	655	32	(2,684)	(119,926)
Gain on extinguishment of debt—unconsolidated entities (pro rata)	—	—	(352)	—
Gain on remeasurement, sale or write down of assets—consolidated assets, net	(113,287)	(164,025)	(258,310)	(159,575)
(Gain) loss on remeasurement, sale or write down of assets—unconsolidated entities (pro rata), net	(3,295)	9,273	(94,372)	(2,019)
Add: Non-controlling interests share of (loss) gain on sale of consolidated assets, net	(5,245)	(1,636)	(2,082)	1,899
Income tax expense (benefit)	572	(1,999)	(1,692)	(4,159)
Distributions on preferred units	184	184	735	783

EBITDA(e)	$208,836	$200,201	$801,875	$736,316

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2013	2012	2013	2012
EBITDA(e)	$208,836	$200,201	$801,875	$736,316
Add: REIT general and administrative expenses	9,099	5,187	27,772	20,412
Management Companies' revenues	(9,001)	(10,505)	(40,192)	(41,235)
Management Companies' operating expenses	24,459	18,657	93,461	85,610
Lease termination income, straight-line and above/below market adjustments to minimum rents of comparable centers	(1,823)	(3,753)	(10,979)	(17,178)
EBITDA of non-comparable centers	(40,119)	(27,311)	(142,310)	(83,121)

Same Centers—NOI(f)	$191,451	$182,476	$729,627	$700,804

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of lease termination income and straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1